UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2016

CHESAPEAKE UTILITIES CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2016, Chesapeake Utilities Corporation (the “Company”) and each of Messrs. McMasters and Thompson and Mmes. Cooper and Bittner executed amendments to each such executive officer’s respective employment agreement. Each amendment extends the term of the respective employment agreement for an additional two-year period through December 31, 2017. The amendments are effective as of January 1, 2016.
All other terms and conditions of the employment agreements remain unmodified and in full force and effect. The information provided in this Item 5.02 is qualified in its entirety by reference to the terms of each amendment attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.
Item 5.07 Submission of Matters in a Vote of Security Holders.
The Company’s Annual Meeting of Stockholders was held on May 4, 2016. As of the record date for the Annual Meeting, March 10, 2016, 15,304,968 shares of the Company’s common stock, the Company’s only class of equity securities entitled to vote, were outstanding. Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting. Proxies for the meeting were solicited in accordance with the Regulation 14A under the Securities Exchange Act of 1934, as amended.
Proposal 1: The Company’s stockholders voted on the election of three Class II director nominees to the Company’s Board of Directors (the “Board”). All three nominees were elected to the Company’s Board, with each to serve for a three-year term ending in 2019 and until his successor is elected and qualified. The separate tabulation of votes for each nominee is as follows: (i) Eugene H. Bayard – 11,053,890 votes for, 515,420 votes withheld; (ii) Paul L. Maddock, Jr. – 11,124,836 votes for, 444,474 votes withheld; and (iii) Michael P. McMasters – 11,125,610 votes for, 443,700 votes withheld. There were 2,614,914 broker non-votes for each nominee. There were no abstentions for any nominee.
Proposal 2: The Company’s stockholders voted on the advisory non-binding proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The stockholders ratified, on an advisory non-binding basis, the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholder votes were cast as follows: 14,025,952 affirmative votes, 83,523 negative votes, and 74,749 abstentions. There were no broker non-votes for this matter.
Item 8.01 Other Events.
At the Annual Meeting of Stockholders on May 4, 2016, the Board acknowledged the retirements of Ralph J. Adkins, Richard Bernstein, and Joseph E. Moore.
On May 4, 2016, following the Annual Meeting of Stockholders, the Board approved changes to the composition of its standing Committees effective immediately. The Committee members for the Audit Committee are as follows: Thomas J. Bresnan (Chair), Thomas P. Hill, Jr., Dennis S. Hudson, III, and Ronald G. Forsythe, Jr. The Committee members for the Compensation Committee are as follows: Dianna F. Morgan (Chair), Calvert A. Morgan, Jr., and Dennis S. Hudson, III. The Committee members for the Corporate Governance Committee are as follows: Calvert A. Morgan, Jr. (Chair), Eugene H. Bayard, and Paul L. Maddock, Jr.

Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Michael P. McMasters
Exhibit 10.2 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Stephen C. Thompson
Exhibit 10.3 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Beth W. Cooper
Exhibit 10.4 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Elaine B. Bittner

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation
May 10, 2016	By:	James F. Moriarty
Name: James F. Moriarty
Title: Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Exhibit 10.1 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Michael P. McMasters
10.2	Exhibit 10.2 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Stephen C. Thompson
10.3	Exhibit 10.3 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Beth W. Cooper
10.4	Exhibit 10.4 – Amendment to Executive Employment Agreement effective January 1, 2016, between Chesapeake Utilities Corporation and Elaine B. Bittner